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                                                                    Exhibit 23.2

                         Consent of Independent Auditors

      We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 30, 1999, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-59073) and related Prospectus of P&L Coal Holdings Corporation for the registration of 8 7/8% Series B Senior Notes due 2008 and 9 5/8% Series B Senior Subordinated Notes due 2008.


                                        /s/ Ernst & Young LLP
St. Louis, MO
July 19, 1999